UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 8, 2011

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors; Reclassification of Board

On March 8, 2011, Robert Goldman, Chairman of the Compensation Committee and member of the Audit and the Nominating and Corporate Governance Committees, provided notice that he was retiring effective as of the 2011 Annual Meeting of Stockholders held on March 9, 2011.

The Board of Directors has appointed Donald Grierson, Lead Independent Director of the Board of Directors, to replace Mr. Goldman as a member of the Audit Committee.

On March 9, 2011, in connection with a reclassification of PTC’s Board of Directors to ensure substantially equal size classes of directors, Paul Lacy resigned as a Class II director of PTC, effective as March 9, 2011, and was then elected by the Board of Directors as a Class III director of PTC, to serve until the 2014 Annual Meeting of Stockholders.  Mr. Lacy was appointed to the Audit Committee and to the Nominating and Corporate Governance Committee.

Mr. Lacy will receive an annual cash retainer of $35, 000 and was granted 8,383 shares of restricted stock as his annual equity retainer.  The shares will vest on the earlier of the date of 2012 Annual Meeting of Stockholders and March 15, 2012, if he remains a director of PTC on that date.  Mr. Lacy will also earn $2,000 for each meeting of the Board of Directors and of any committee on which he serves that he attends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 14, 2011	By:	/s/Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary